Certificate No. ________ For ____________

Issued to ______________________

____

Dated ______________ , ________

From whom transferred

____

Dated ______________ , ________

NO. ORIGINAL CERTIFICATE	NO. ORIGINAL SHARES	SHARES TRANSFERRED

Received Certificate No. ______

for ______________________

this ______ day of ______ , ______

____

____

NUMBER

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
JUNE 26, 2012

SHARES

SPORT STIX INC

AUTHORIZED: 74,000,000 SHARES COMMON STOCK PAR VALUE $.001 EACH

This Certifies that ______________________________ *is the registered holder of* ______________________________ *Shares of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* ______________ *day of* ______________ *A.D.* ______________

______________________ SECRETARY

______________________ PRESIDENT

For Value Received ______ *hereby sell, assign and transfer unto* ____

____ *Shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________ , __________ .

In presence of

______________________ ______________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.